Schedule II




                             ZOOM TELEPHONICS, INC.
                        VALUATION AND QUALIFYING ACCOUNTS
                   Years ending December 31, 1995, 1996, 1997

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

                                   Balance at                                         Balance
                                   beginning         Charged to      Amounts          at end
        Description                of year           expense        written off       of year
----------------------------------------------------------------------------------------------

Reserve for doubtful accounts    $    254,000      $   770,000    $     175,124    $   848,876
Reserve for price protection          758,788        2,228,039        2,486,110        500,717
Reserve for sales returns             530,649          400,000          210,153        720,496
Other allowances                      644,027        1,463,933        1,460,586        647,374
                                    ---------        ---------        ---------        -------
Year ending December 31, 1995    $  2,187,464      $ 4,861,972    $   4,331,973    $ 2,717,463
                                    =========        =========        =========      =========

Reserve for doubtful accounts    $    848,876      $   400,000    $     165,568    $ 1,083,308
Reserve for price protection          500,717        3,536,410        3,328,531        708,596
Reserve for sales returns             720,496                -              442        720,054
Other allowances                      647,374        1,855,183        1,450,414      1,052,143
                                      -------        ---------        ---------      ---------
Year ending December 31, 1996    $  2,717,463  $     5,791,593    $   4,944,955    $ 3,564,101
                                    =========        =========        =========      =========

Reserve for doubtful accounts    $  1,083,308  $     2,631,782    $   3,248,060    $   467,030
Reserve for price protection          708,596        5,965,245        5,367,363      1,306,478
Reserve for sales returns             720,054          626,426          314,841      1,031,639
Other allowances                    1,052,143        3,531,766        2,870,850      1,713,059
                                    ---------        ---------        ---------      ---------
Year ending December 31, 1997    $  3,564,101  $    12,755,219    $  11,801,114    $ 4,518,206
                                   ==========       ==========       ==========      =========

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